UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2011

LITHIUM EXPLORATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-137481	06-1781911
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3200 N. Hayden Road, Suite 300, Scottsdale, Arizona	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 480-406-8220

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On May 3, 2011, we entered into a settlement agreement (the “Agreement”) between our company and Beeston Enterprises Ltd., in regard to all of Beeston’s claims against our company arising under an agreement (the “Option Agreement”) for the option of various mining claims from Beeston by our company dated September 25, 2009 and terminated by our company on March 17, 2011. Under the terms of the settlement Beeston will receive the sum of $54,623.65(CAD) and 200,000 restricted shares of common stock of our company in full and complete settlement of all claims against our company including, but without limitation, all claims for the payment of various amounts due and owing to Beeston by our company under the terms of the Option Agreement for past and future mining claim maintenance fees, the costs for re-claiming four of the eight mining claims optioned under the Option Agreement and damages for the loss of four mining claims. The settlement shares were issued to one (1) U.S. person in reliance on exemptions from registration found in Section 4(2) of the United States Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

10.1	Mutual Release with Beeston Enterprises Ltd. dated May 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM EXPLORATION GROUP, INC.

/s/ Alexander Walsh
Alexander Walsh
President, Secretary, Treasurer and Director

May 19, 2011